SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549



                                   Form 8-K

                                CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

                       Date of Report August 11, 2006

                       Commission File Number 000-27261

                          CH2M HILL Companies, Ltd.
               (Exact name of registrant as specified in its charter)

                 Oregon                           93-0549963
      (State or other jurisdiction of       (I.R.S. Employer
      incorporation or organization)        Identification Number)


      9191 South Jamaica Street,
      Englewood, CO                                    80112
      (Address of principal executive offices)       (Zip Code)


                               (303) 771-0900
                 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))











                                     Form 8-K

Item 8.01  Other Events: Appointment of Executive Officers.

Alan M. Parker Appointed as the President and Chief Executive Officer of Federal Client Group for CH2M HILL.

CH2M HILL appointed Alan M. Parker, 53, as the President and Chief Executive Officer for the company's Federal Client Group. In this role, Mr. Parker will become a member of CH2M HILL's Office of the Chief Executive Officer, the senior executive leadership team for the company. Prior to this appointment, Mr. Parker has served as the President of CH2M HILL-Washington Group Idaho, a joint venture with Washington Group for the $2.9 billion nuclear clean-up project for the US Department of Energy in Idaho, and as a Senior Vice President of CH2M HILL's Nuclear
Business Group. From 2001-2004, Mr. Parker served as President of Kaiser-Hill, a joint venture with Kaiser Engineers that completed clean-up and closure of Rocky Flats nuclear site in Colorado. Mr. Parker has also served as Chief Operating Officer at CH2M HILL Hanford Group.



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CH2M HILL COMPANIES, LTD.

Date: August 14, 2006                  By: /s/Samuel H. Iapalucci
                                      __________________________
                                      Samuel H. Iapalucci
                                      Its: Executive Vice President,
                                       Chief Financial Officer
                                       and Secretary